UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act

BOEING CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-2564584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

500 Naches Avenue SW, 3rd Floor Renton, Washington	98057
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to: General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to: General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates:    333-83208

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

5.80% Senior Notes due 2013	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 5.80% Senior Notes due 2013 (the “2013 Notes”) of Boeing Capital Corporation (the “Company”) is incorporated herein by reference to the descriptions included under the caption “Description of Debt Securities” in the Prospectus forming a part of the Registration Statement on Form S-3, as originally filed with the Securities and Exchange Commission (the “Commission”) on February 22, 2002 (Registration No. 333-83208), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), and the section captioned “Description of Senior Notes” in the Prospectus Supplement of the Company filed with the Commission on July 22, 2002, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which supplemented the Prospectus contained in the Registration Statement. Capitalized terms used herein and not otherwise defined having the meanings assigned to them in the Registration Statement.

The 2013 Notes were issued on July 25, 2002.

Item 2. Exhibits.

Number	Description

1.	Restated Certificate of Incorporation of the Company dated June 29, 1989, incorporated herein by reference to Exhibit 3.1 to our Form 10-K for the year ended December 31, 1993.

2.	Certificate of Amendment of the Restated Certificate of Incorporation of the Company dated August 11, 1997, incorporated herein by reference to Exhibit 3(i) to our Form 10-Q, for the period ended June 30, 1997.

3.	By-Laws of the Company dated July 22, 1993, incorporated herein by reference to Exhibit 3.2 to our Form 10-K for the year ended December 31, 1993.

4.	Senior Indenture, dated August 31, 2000, between the Company and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee, incorporated by reference to Exhibit 4(a) to our Amendment No. 2 to Form S-3 Registration Statement, dated August 30, 2000 (File No. 333-82391).

5.	Form of 5.80% Senior Notes due 2013.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 4, 2009	BOEING CAPITAL CORPORATION

	By:	/S/ GEOFFREY L. CARPENTER
	Name:	Geoffrey L. Carpenter
	Title:	Treasurer